                                  SCHEDULE 14A
                                 (RULE 14A-101)

                    INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION
          PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                    EXCHANGE ACT OF 1934 (AMENDMENT NO.   )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement               [ ]  Confidential, for Use of the Commission
                                                    Only (as permitted by Rule 14a-6(e)(2))
[X]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                     SCHWEITZER-MAUDUIT INTERNATIONAL, INC.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

     (1)  Title of each class of securities to which transaction applies:

        ------------------------------------------------------------------------

     (2)  Aggregate number of securities to which transaction applies:

        ------------------------------------------------------------------------

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

        ------------------------------------------------------------------------

     (4)  Proposed maximum aggregate value of transaction:

        ------------------------------------------------------------------------

     (5)  Total fee paid:

        ------------------------------------------------------------------------

[ ]  Fee paid previously with preliminary materials:

    ----------------------------------------------------------------------------

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1)  Amount Previously Paid:

        ------------------------------------------------------------------------

     (2)  Form, Schedule or Registration Statement No.:

        ------------------------------------------------------------------------

     (3)  Filing Party:

        ------------------------------------------------------------------------

     (4)  Date Filed:

        ------------------------------------------------------------------------

                                                       (SCHWEITZER-MAUDUIT LOGO)

                                                                  March 13, 2001

Wayne H. Deitrich
Chairman of the Board and
Chief Executive Officer

TO OUR STOCKHOLDERS:

     On behalf of the Board of Directors and management of Schweitzer-Mauduit International, Inc., I cordially invite you to the Annual Meeting of Stockholders to be held on Thursday, April 26, 2001 at 11:00 a.m. at the Corporation's corporate headquarters located at 100 North Point Center East, Suite 600, Alpharetta, Georgia.

     At the Annual Meeting, stockholders will be asked to elect three directors for a three-year term and to approve amendments to the Corporation's Equity Participation Plan. The Corporation's Board of Directors recommends unanimously that you vote in favor of these proposals, which are more fully described in the accompanying Notice of Annual Meeting and Proxy Statement.

     It is important that your stock be represented at the meeting regardless of the number of shares you hold. You are encouraged to specify your voting preferences by so marking and dating the enclosed proxy card. But, if you wish to vote in accordance with the directors' recommendations, all you need do is sign and date the card.

     Please complete and return the proxy card in the enclosed envelope whether or not you plan to attend the meeting. If you do attend and wish to vote in person, you may revoke your proxy at that time.

     If you plan to attend the meeting, please check the card in the space provided. This will assist us with meeting preparations, and will enable us to expedite your admittance. If your shares are not registered in your own name and you would like to attend the meeting, please ask the broker, trust, bank or other nominee which holds the shares to provide you with evidence of your share ownership, which will enable you to gain admission to the meeting.

                                           Sincerely,

                                           /s/ WAYNE H. DEITRICH
                                           WAYNE H. DEITRICH

100 NORTH POINT CENTER EAST
SUITE 600
ALPHARETTA, GA 30022-8246

                          PRINTED IN THE UNITED STATES
                ON SCHWEITZER-MAUDUIT INTERNATIONAL, INC. PAPER
                       MANUFACTURED IN LEE, MASSACHUSETTS

                     SCHWEITZER-MAUDUIT INTERNATIONAL, INC.
                     100 NORTH POINT CENTER EAST, SUITE 600
                         ALPHARETTA, GEORGIA 30022-8246

                             ---------------------

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

                                 APRIL 26, 2001

                             ---------------------

     The Annual Meeting of Stockholders of Schweitzer-Mauduit International, Inc. will be held at the Corporation's corporate headquarters located at 100 North Point Center East, Suite 600, Alpharetta, Georgia, on Thursday, April 26, 2001 at 11:00 a.m. for the following purposes:

           1. To elect three directors for a three-year term to expire at the 2004 Annual Meeting of Stockholders;

           2. To approve amendments to the Corporation's Equity Participation Plan; and

           3. To transact such other business as may properly be brought before the meeting or any adjournment thereof.

     Stockholders of record at the close of business on February 27, 2001 are entitled to notice of and to vote at the meeting and any adjournment thereof. It is important that your shares be represented at the meeting. I urge you to sign, date and promptly return the enclosed proxy card in the enclosed business reply envelope. No postage is required if mailed in the United States.

                                           /s/ JOHN W. RUMELY, JR.
                                           JOHN W. RUMELY, JR.
                                           Secretary and General Counsel

March 13, 2001

                     SCHWEITZER-MAUDUIT INTERNATIONAL, INC.
                     100 NORTH POINT CENTER EAST, SUITE 600
                         ALPHARETTA, GEORGIA 30022-8246

                             ---------------------

                                PROXY STATEMENT
                             ---------------------

                                  INTRODUCTION

     This Proxy Statement and the accompanying proxy card are furnished to the stockholders of Schweitzer-Mauduit International, Inc., a Delaware corporation (the "Corporation"), in connection with the solicitation of proxies by the Board of Directors of the Corporation for use at the Annual Meeting of Stockholders to be held on April 26, 2001 ("Annual Meeting") and at any adjournment thereof. Proxies in the accompanying form, properly signed and received in time for the meeting, will be voted as instructed. If no instructions are given, proxies will be voted for the election of the three directors nominated for election and in favor of the amended Equity Participation Plan. Any proxy may be revoked by the stockholder granting it at any time before it is voted by delivering to the Secretary of the Corporation another signed proxy card, or a signed document revoking the earlier proxy or by attending the meeting and voting in person. The Corporation intends to mail this Proxy Statement and proxy card, together with the 2000 Annual Report to Stockholders, on or about March 13, 2001.

     Each stockholder of record at the close of business on February 27, 2001 will be entitled to one vote for each share registered in such stockholder's name. As of that date, there were outstanding 14,811,033 shares of the Corporation's common stock, par value $0.10 per share (the "Common Stock").

     The entire cost of the proxy solicitation will be borne by the Corporation. The Corporation has retained American Stock Transfer & Trust Company to aid in the solicitation of proxies. Solicitation services on routine proxy matters are included in the fees paid to American Stock Transfer & Trust Company to act as the Corporation's stock transfer agent and registrar and such service is not separately compensated beyond reimbursement of reasonable out-of-pocket expenses. The Corporation does not otherwise expect to pay any compensation for the solicitation of proxies, but will reimburse brokers, fiduciaries and other nominees for their reasonable expenses in forwarding proxy materials to beneficial owners. In addition to solicitation by mail, directors, officers and employees of the Corporation may solicit proxies in person, by telephone or by other means of communication.

     If a stockholder is a participant in the Schweitzer-Mauduit International, Inc. Retirement Savings Plan, the proxy card represents the number of full shares of Common Stock held for the benefit of the participant in the plan as well as any shares of Common Stock registered in the participant's name. Thus, a proxy card for such a participant grants a proxy for shares registered in the participant's name and serves as a voting instruction for the trustee of the plan for the account in the participant's name. Information as to the voting instructions given by individuals who are participants in the plan will not be disclosed to the Corporation.

     Under Section 216 of the Delaware General Corporation Law and the Corporation's By-Laws, a majority of the issued and outstanding shares of the Corporation's Common Stock, present in person or represented by proxy, shall constitute a quorum for purposes of the Annual Meeting. Directors shall be elected by a plurality of the votes present in person or represented by proxy at the Annual Meeting and entitled to vote on the election of directors. Votes may be cast in favor of or withheld from each nominee; votes that are withheld will be excluded entirely from the vote and will have no effect. Under applicable Delaware law, a broker non-vote will have no effect on the outcome of the election of directors. In all matters other than the election of directors, the affirmative vote of a majority of shares present in person or represented by proxy at the Annual Meeting and entitled to vote on the subject matter shall be the act of the stockholders.

                       PROPOSAL 1.  ELECTION OF DIRECTORS

     The Certificate of Incorporation of the Corporation provides that the number of directors constituting the entire Board of Directors shall be as authorized from time to time exclusively by the affirmative vote of a majority of the entire Board of Directors. The By-Laws of the Corporation provide that the number of directors of the Corporation shall not be less than six nor more than nine and further provide that the Board shall be divided into three classes of directors, who are elected for staggered terms. Directors of one class are elected each year for a term of three years. As of the date of this Proxy Statement, the Board of Directors consists of nine members, three of whom have terms which expire at the 2001 Annual Meeting (Class III Directors), three of whom have terms which expire at the 2002 Annual Meeting (Class I Directors), and three of whom have terms which expire at the 2003 Annual Meeting (Class II Directors). Eight of the current directors have served on the Corporation's Board of Directors since November 30, 1995. Alan R. Batkin, a Class I Director, has served on the Corporation's Board of Directors since May 1, 1999.

     The current Class III Directors, Mr. Wayne H. Deitrich, Mr. Leonard J. Kujawa and Mr. Larry B. Stillman, are nominated for re-election at the 2001 Annual Meeting to serve for a term to expire at the 2004 Annual Meeting of Stockholders, and until their successors are elected and have qualified. At its April 27, 2000 meeting, the Board of Directors unanimously agreed to waive the provisions of Article 17 of the Corporation's By-Laws concerning mandatory retirement of non-employee directors at age 68 as to Mr. Kujawa in order that he could stand for re-election for one additional three-year term. Should any nominee become unable to serve, proxies may be voted for another person designated by management. The nominees have advised the Corporation that they will serve if elected. The remaining six directors will continue to serve as directors for the terms set forth on the following pages.

CERTAIN INFORMATION REGARDING DIRECTORS AND NOMINEES

     The names of the directors continuing in office and nominees, their ages as of the date of the Annual Meeting, their principal occupations during at least the past five years, other directorships held by each as of the date hereof and certain other biographical information are as set forth on the following pages by class, in the order of the next class to stand for election.

                NOMINEES FOR ELECTION TO THE BOARD OF DIRECTORS

                     FOR A THREE-YEAR TERM EXPIRING AT THE
                      2004 ANNUAL MEETING OF STOCKHOLDERS
                             (CLASS III DIRECTORS)

     Mr. Wayne H. Deitrich, age 57, has served as Chief Executive Officer of the Corporation since August 1995. From June 1995 to August 1995, Mr. Deitrich served as President-Specialty Products Sector of Kimberly-Clark Corporation. From 1993 through May 1995, Mr. Deitrich was President-Paper and Specialty Products Sector of Kimberly-Clark Corporation, and from 1992 to 1993, he was President-Paper Sector of Kimberly-Clark Corporation. From 1988 through 1992, Mr. Deitrich served as the President of Neenah Paper, a business unit of Kimberly-Clark Corporation. Mr. Deitrich has served as Chairman of the Board since November 30, 1995.

     Mr. Leonard J. Kujawa, age 68, was a partner in Arthur Andersen LLP for twenty-seven years until his retirement in 1995. He was Worldwide Director of Energy and Telecommunications from 1985 until his retirement. In that capacity, he directed the firm's expansion of its practice internationally. This included working directly with his firm's major clients in developing their strategies for global expansion. Mr. Kujawa continues as an international consultant to his former firm and to global companies. He is also a member of the Board of Directors of American Electric Power Company.

     Mr. Larry B. Stillman, age 59, has been employed by xpedx, formerly Dixon Paper Company, since 1969. Mr. Stillman has been Vice President, Northwest Group, xpedx since 1988. Prior to 1988, he held the executive positions of Vice President, Executive Vice President, and President and Chief Operating Officer of Dixon Paper. He has been a member of advisory councils for Scott Paper Company, 3M and James River Corporation. He has been Managing General Partner for HEXAD Investment Company since 1983 and serves on the Board of Directors of Ryall Electric Supply Company.

             MEMBERS OF THE BOARD OF DIRECTORS CONTINUING IN OFFICE

                              TERM EXPIRING AT THE
                      2002 ANNUAL MEETING OF STOCKHOLDERS
                              (CLASS I DIRECTORS)

     Ms. Claire L. Arnold, age 54, currently Chief Executive Officer of Leapfrog Services, Inc., a computer support company and network integrator, was Chief Executive Officer of NCC L.P., a major distributor of tobacco, grocery, candy, health and beauty, and allied products to retail stores, from August 1978 to April 1994. She also is a member of the Boards of Directors of Ruby Tuesday, Inc. and International Multifoods, Inc. and serves as a Trustee of Mary Baldwin College.

     Mr. Laurent G. Chambaz, age 53, since 1971 was successively a partner in the law firms of Chambaz & Suermondt, Lafarge Flecheux Chambaz and UGGC & Associes, Paris, France. Mr. Chambaz has served as a Member of the Board of the Paris Bar, the Board of Directors of the National Council of the Bars of France, the French Delegation to the Council of the Bars and Law Societies of the European Community and as Country Representative for France of the International Bar Association. He is currently acting as a Member of the Board of Directors of the Paris Bar Law School.

     Mr. Alan R. Batkin, age 56, has been Vice-Chairman of Kissinger Associates, Inc., a geopolitical consulting firm, since May 1990. From 1972 to 1990, he was an investment banker at Lehman Brothers, Inc., where he was a Managing Director from 1976 to 1990. Mr. Batkin is a Director of Hasbro, Inc., Overseas Shipholding Group, Inc. and Diamond Offshore Drilling, Inc.

                              TERM EXPIRING AT THE
                      2003 ANNUAL MEETING OF STOCKHOLDERS
                              (CLASS II DIRECTORS)

     Mr. K.C. Caldabaugh, age 54, has been Chairman and Chief Executive Officer of Spinnaker Coating, Inc., a manufacturer of adhesive coated papers, since 1994. Prior to that time, Mr. Caldabaugh served in management positions, including Senior Vice President and Chief Financial Officer of the LTV Corporation, from 1987 to 1993. From 1979 through 1987, he was employed by The Charter Company in executive positions, including Executive Vice President and Chief Financial Officer. Mr. Caldabaugh is also a member of the Board of Trustees of West Virginia Wesleyan College.

     Mr. Jean-Pierre Le Hetet, age 57, has served as Chief Operating Officer of the Corporation since April 1, 1998 and as President-French Operations of the Corporation since August 1995. From 1991 through August 1995, Mr. Le Hetet was the President of Specialty Products, France, a business unit of Kimberly-Clark Corporation. Prior to that time, Mr. Le Hetet served as General Manager of Specialty Products, France.

     Mr. Richard D. Jackson, age 64, is currently Chairman of ebank.com. Previously, he served as Director and Co-Chairman of the Board of Anacomp, Inc. and as Director and Chairman of the Board of Asset Management Outsourcing, Inc. He was Vice-Chairman of First Financial Management Corporation from 1994 to July 1995 and also held the position of Chief Operations Officer from 1993 to 1994. From 1974 to 1992 he held the positions of President and Chief Executive Officer of First Georgia Bank and Georgia Federal Bank.

  THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE FOR THE ELECTION OF THE
                     THREE NOMINEES AS CLASS III DIRECTORS.

     PROPOSAL 2.  AMENDMENT OF THE CORPORATION'S EQUITY PARTICIPATION PLAN

     At its December 6, 2000 meeting, the Board of Directors adopted and recommends that you approve amendments of Articles 3 and 7 of the Corporation's Equity Participation Plan (the "Plan") that would incorporate a definition of the terms "Total and Permanent Disability" and would increase the number of shares of Common Stock authorized for use in granting stock options to key employees who participate in the Plan.

     The Plan is being amended to include a definition of the term "Total and Permanent Disability." This term was defined in the original plan by reference to a definition found in the Corporation's Retirement Plan. However, as a result of amendments made to the Retirement Plan in 2000, the referenced definition was eliminated. The definition being added to the amended Plan is the same as the definition previously found in the Retirement Plan with only those changes necessary to conform the definition to use terms that are defined in the Plan.

     The Corporation is currently authorized to issue 1,500,000 shares of Common Stock under the Plan, which was originally approved by stockholders at the 1996 Annual Meeting of Stockholders. The Corporation is close to exhausting the authorized number of shares with option grants approved to date by the Board of Directors. The Board of Directors is asking that you authorize an additional 735,000 shares of Common Stock to be used for stock option grants during the remaining term of the Plan.

     The Board of Directors believes that the Plan has been and will continue to be an important means of attracting, retaining and motivating key employees. Stock options are also an effective means of promoting the interests of the Corporation and its stockholders by providing additional incentives to key employees to increase the value of the Corporation's stock and to provide those employees with a stake in the future of the Corporation that corresponds to the stake of each of the Corporation's stockholders.


     The text of revised Articles 3 and 7 is reproduced below. Deletions from the original text are denoted by a strike through and additions to the original text are denoted by an underscore.

          "Total and Permanent Disability" means Totally and Permanently Disabled as defined in the Schweitzer-Mauduit International, Inc. Retirement Plan, means a condition arising out of injury or disease which the Committee determines is permanent and prevents a Participant from engaging in any occupation with his Employer commensurate with his education, training and experience, excluding (i) any condition incurred in military service (other than temporary absence on military leave) if the Participant's service is not resumed at the end of his military service,
     (ii) any condition incurred as a result of or incidental to a felonious act perpetrated by the Participant, and (iii) any condition resulting from excessive use of drugs or narcotics or from willful self-inflicted injury; provided the Committee shall make a determination of Total and Permanent Disability for any Participant hereunder.

7. SHARES SUBJECT TO THE PLAN

          The number of shares of Common Stock available with respect to Options granted under this Plan shall not exceed 1,500,000 Two Million Two Hundred Thirty Five Thousand (2,235,000) shares in the aggregate, subject to the adjustment provision set forth in section 9 hereof. The shares of Common Stock subject to the Plan may consist in whole or in part of authorized but unissued shares or of treasury shares, as the Board may from time to time determine. Shares subject to Options which become ineligible for purchase will be available for grant under the Plan to the extent permitted by section 16 of the Exchange Act (or the rules and regulations promulgated thereunder) and to the extent determined to be appropriate by the Committee.

     The full text of the Plan has been filed electronically with the Securities and Exchange Commission ("SEC"). The Corporation intends to register the additional shares under the Plan in 2001.

     The following points summarize the material terms of the Plan.

ADMINISTRATION OF THE PLAN

     The Plan is administered by the Compensation Committee of the Board of Directors ("Compensation Committee"), so long as all members of that Committee are "Disinterested Directors." The term "Disinterested Director" generally means a director who is not a participant in the Plan or any other stock option, stock purchase or stock participation program of the Corporation, other than the Outside Directors Stock Plan, and who is considered an "outside" director for purposes of Section 162(m) of the Internal Revenue Code ("Code"). If all members of the Compensation Committee are not Disinterested Directors, the Plan will be administered by a committee of two or more directors, all of whom are Disinterested Directors. The Committee will from time to time select participants, determine the extent of participation and make all other necessary decisions and interpretations under the Plan.

STOCK OPTIONS

     Under the Plan, employee performance is rewarded based upon increases in market value of the Corporation's Common Stock through the use of incentive stock options under Code Section 422 ("Incentive Stock Options") and stock options which are not incentive stock options ("Nonqualified Stock Options") to acquire the Corporation's Common Stock. The option price per share may not be less than 100 percent of the fair market value per share of the Corporation's Common Stock at the date of grant determined in accordance with the Plan terms. The period during which options may be exercised shall not exceed 10 years from the date of grant. Options only become exercisable after specified periods of employment after the grant thereof (30 percent after the first year, 30 percent after the second year and 40 percent after the third year, hereinafter called the "vested portion"). The option price and any employee withholding tax is payable in full at the time of exercise in cash or in shares of Common Stock of the Corporation transferable to the Corporation and having a fair market value on the transfer date equal to the amount payable to the Corporation.

     If a participant terminates employment for any reason other than death, disability or retirement, the vested portion of the option is only exercisable for three months following such termination (or the expiration of the option term, if earlier). In the event of death, disability or retirement, the vested and unvested portions of the option are exercisable up to three years from the date of death or disability or five years in the event of retirement (or the expiration of the option term, if earlier). The Committee may provide at the time an option is granted that if a participant retires, without having exercised the option in full, the remaining portion of the option may be exercised without regard to the five-year limitation. Options are not transferable except in the case of death. Under no circumstances, however, will an option be exercisable beyond 10 years from the grant thereof (or the expiration of the option term, if earlier).

     In the event of a "change of control" of the Corporation, as defined in the Plan, all outstanding options will become immediately vested and exercisable in accordance with the terms of the Plan.

STOCK APPRECIATION RIGHTS

     The Plan provides the Committee with discretion to allow a participant to convert an unexercised Nonqualified Stock Option to a cash payment equal to the difference between the participant's option price and the fair market value of the Corporation's Common Stock on the date of conversion if the participant elects to exercise a stock option for an equivalent number of shares of the Corporation's Common Stock on the same date. Such a right is referred to as a Stock Appreciation Right.

     The Compensation Committee may grant Stock Appreciation Rights in conjunction with all or any part of any stock option granted under the Plan, upon such terms and conditions and limitations as the Compensation Committee determines. Upon exercise of a Stock Appreciation Right, the related option or its applicable part must be surrendered and shall be deemed to have been exercised for purpose of the limitation on the number of shares of Common Stock that may be issued under the Plan.

SHARES SUBJECT TO THE PLAN/INDIVIDUAL LIMITS

     The Plan currently provides for a total of 1,500,000 shares of Common Stock for which options may be granted during the 10-year term of the Plan ending October 23, 2005. If approved, the amended Plan would increase by 735,000 shares (to a total of 2,235,000 shares) the total number of shares of Common Stock authorized for use to grant options under the Plan during its remaining term. As of December 31, 2000, the Corporation had available 261,360 shares of Common Stock for which options may be granted. The Board of Directors recognizes that there will be a need to grant additional options to meet the goals of the Plan during its remaining term. Accordingly, the Board of Directors is submitting the amended Plan to the stockholders for approval.

     Common Stock subject to stock options that become ineligible for purchase for any reason other than the exercise of the option will again become available under the Plan. The maximum number of options to purchase shares of Common Stock that may be granted to any participant during any two-year period under the Plan is the equivalent of 400,000 shares.

ELIGIBILITY

     Eligibility to participate in the Plan is limited to employees (including officers and directors who are also employees) of the Corporation and its consolidated subsidiaries.

AMENDMENT OF THE PLAN

     The Committee, in its discretion, may amend the Plan and any options granted thereunder to allow participants to obtain favorable treatment under possible future amendments of the federal income tax laws. In addition, the Committee may amend, suspend or discontinue the Plan or amend any or all stock options granted under the Plan to the extent permitted by law and the rules of any stock exchange on which the Corporation's Common Stock is listed; provided that no action may be taken if it would result in the disallowance of a deduction to the Corporation under Code Section 162(m) or the rules and regulations promulgated thereunder. Except as provided in the Plan, no amendment, suspension or termination of the Plan shall adversely alter any rights or obligations under the Plan without the consent of the participant. However, if an amendment must be approved by the stockholders pursuant to law or the rules of any stock exchange on which the Corporation's Common Stock is listed, any such proposed amendment will be submitted to the stockholders for approval.

TAX CONSEQUENCES

     Under current federal tax law, generally, no taxable income will be realized by a participant in the Plan and the Corporation will not be entitled to any deduction upon the grant of a Nonqualified Stock Option. Upon exercise of a Nonqualified Stock Option, a participant will realize ordinary taxable income on the date of exercise. Such taxable income will equal the difference between the option price and the fair market value of the Corporation's Common Stock on the date of exercise. The Corporation will be entitled to a corresponding deduction, subject to any limitation imposed by Code Section 162(m).

     Upon the grant of an Incentive Stock Option, a participant in the Plan will realize no taxable income and the Corporation will not be entitled to any deduction. If a participant exercises the option and remains an employee of the Corporation, or any of its subsidiaries, during the period from the grant of the option until the three months before its exercise, then generally, no taxable income will result at the time of the exercise of such option. If no "disqualifying disposition" of the stock transferred to a participant upon exercise of the option is made (i.e., a disposition within the period that ends on the last to occur of one year after such stock is so transferred and two years after the grant of the option), any profit (or loss) realized by a participant on the sale or exchange of such stock will be treated as long-term capital gain (or capital loss), and no deduction will be allowable to the Corporation with respect thereto. When a participant exercises an Incentive Stock Option, he or she will realize an item of adjustment for purposes of the "alternative minimum tax" equal to the amount by which the fair market value of the Corporation's Common Stock at the time of exercise exceeds the option price. If a disqualifying disposition of such stock is made by a participant, the disposition generally will result in ordinary income (and a deduction for the Corporation) at the time of the disposition in an amount equal to the lesser of
(i) the gain on the sale or (ii) the bargain element. If the gain exceeds the bargain element, the excess is a short-term or long-term capital gain depending upon how long the shares are held prior to the sale, equal to the difference between the exercise price and the sale price.

     At the Corporation's discretion, both Incentive Stock Options and Nonqualified Stock Options may be exercised by a participant using shares of the Corporation's Common Stock which he or she previously owned; in addition, any resulting withholding tax may be paid with Common Stock acquired pursuant to the exercise of the options. The use of previously owned Common Stock has no tax consequences to the Corporation.

PREEMPTIVE RIGHTS

     The Corporation may, in the discretion of the Board of Directors, purchase shares to be held in the Corporation's treasury for use in connection with options granted under the Plan. Such purchased shares, treasury shares now held, or authorized but unissued shares may be issued upon exercise of options. The stockholders of the Corporation have no preemptive rights in any stock that may be issued pursuant to options granted under the Plan.

USE OF PROCEEDS

     The proceeds received by the Corporation from the sale of stock under the Plan will be used for general corporate purposes.

     The table below shows the stock options that were granted to each of the following persons or groups under the Plan from the inception of the Plan through December 31, 2000:

Chief Executive Officer ....................................  420,800
All current executive officers as a group ..................  856,900
All current directors who are not executive officers as a
  group ....................................................        0
Each nominee for election as a director:
  Wayne H. Deitrich.........................................  420,800
  Leonard J. Kujawa.........................................        0
  Larry B. Stillman.........................................        0
Each associate of any of such directors, executive officers
  or nominees ..............................................        0
Each other person who received 5 percent of such options ...        0
All employees, including all current officers who are not
  executive officers, as a group ...........................  668,300

  THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE FOR THE AMENDED EQUITY
                              PARTICIPATION PLAN.

SECURITY OWNERSHIP OF MANAGEMENT

     The following table sets forth information as of December 31, 2000 regarding the number of shares of the Corporation's Common Stock beneficially owned by all directors and nominees, the Corporation's Chief Executive Officer and each of the Corporation's next four highest paid executive officers (collectively, the Chief Executive Officer and the next four highest paid executive officers are called the "Named Executive Officers" herein), and by all directors and executive officers as a group. Unless otherwise indicated in a footnote, each person listed below possesses sole voting and investment power with respect to the shares indicated as beneficially owned by that person.

NAME OF INDIVIDUAL OR                                           AMOUNT AND NATURE
IDENTITY OF GROUP                           TITLE OF CLASS   OF BENEFICIAL OWNERSHIP    PERCENT OF CLASS(9)
---------------------                       --------------   ------------------------   -------------------
Claire L. Arnold..........................   Common Stock              4,210                      *
Alan R. Batkin............................   Common Stock              1,956                      *
K.C. Caldabaugh...........................   Common Stock              4,210                      *
Laurent G. Chambaz........................   Common Stock              4,636(1)                   *
Wayne H. Deitrich.........................   Common Stock            387,532(2)                 2.5%
Richard D. Jackson........................   Common Stock              7,236(1)(3)                *
Leonard J. Kujawa.........................   Common Stock              4,010                      *
Jean-Pierre Le Hetet......................   Common Stock            152,330(4)                 1.0%
Paul C. Roberts...........................   Common Stock            101,724(5)                   *
John W. Rumely, Jr. ......................   Common Stock             22,328(6)                   *
Larry B. Stillman.........................   Common Stock              6,688(1)                   *
Peter J. Thompson.........................   Common Stock             41,251(7)                   *
All Directors, Named Executive Officers
  and executive officers as a group (14
  Persons)................................   Common Stock            779,819(8)                 5.0%

---------------

(1) Includes 257 shares of stock received by the director pursuant to the Outside Directors Stock Plan on January 2, 2001.
(2) Includes 100 shares held by a Charitable Remainder Unitrust, of which Mr. Deitrich is the Trustee, 276,050 shares which Mr. Deitrich has the right to acquire upon the exercise of vested stock options as of December 31, 2000, options to purchase 58,430 shares vesting in January 2001 and 15,000 shares of restricted stock granted on January 1, 2000 that include the power to vote such shares.
(3) Includes 1,600 shares held by Mr. Jackson's wife, Elaine M. Jackson.
(4) Includes 121,110 shares which Mr. Le Hetet has the right to acquire upon the exercise of vested stock options as of December 31, 2000, options to purchase 26,770 shares vesting in January 2001 and 425 shares which Mr. Le Hetet acquired on the open market on January 29, 2001.
(5) Includes 59,560 shares which Mr. Roberts has the right to acquire upon the exercise of vested stock options as of December 31, 2000, options to purchase 16,620 shares vesting in January 2001, 5,000 shares of restricted stock granted on January 1, 2001 and 7,500 shares of restricted stock granted on January 1, 2000 that include the power to vote such shares, 400 shares held by custodial accounts with Mr. Roberts's wife, Jane H. Roberts, as trustee, 200 shares held by Jane H. Roberts individually, and 4,332 shares in which Mr. Roberts has shared voting and investment power with his wife.
(6) Includes 10,500 shares which Mr. Rumely has the right to acquire upon the exercise of vested stock options as of December 31, 2000, options to purchase 6,000 shares vesting in January 2001 and 5,000 shares of restricted stock granted on January 1, 2001 that include the power to vote such shares.
(7) Includes 13,170 shares which Mr. Thompson has the right to acquire upon the exercise of vested stock options as of December 31, 2000, options to purchase 13,770 shares vesting in January 2001, 5,000 shares of restricted stock granted on January 1, 2001 and 7,500 shares of restricted stock granted on January 1, 2000 that include the power to vote such shares.
(8) Includes 31,040 shares which may be acquired upon the exercise of vested stock options as of December 31, 2000 and options to purchase 6,720 shares vesting in January 2001 by two executive officers.
(9) Percent of Class is calculated as a percentage of the shares of Common Stock outstanding as of March 1, 2001, plus unexercised options vested as of March 1, 2001, for a total of 15,450,773 shares deemed outstanding. Individuals with an asterisk own less than 1 percent of the shares outstanding.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL HOLDERS

     The following table sets forth certain information as of December 31, 2000 regarding the number of shares of the Common Stock of the Corporation beneficially owned by each person who is known to the Corporation to own, directly or indirectly, more than 5 percent of the outstanding shares of the Corporation's Common Stock, and reflects the information presented in each such person's Schedule 13G (and amendments, if any, thereto) as filed with the SEC and provided to the Corporation. Unless otherwise indicated in a footnote, each person listed below possesses sole voting and investment power with respect to the shares indicated as beneficially owned by that person.

NAME AND ADDRESS OF                                           AMOUNT AND NATURE OF
BENEFICIAL OWNER                                              BENEFICIAL OWNERSHIP   PERCENT OF CLASS
-------------------                                           --------------------   ----------------
Wellington Management Company, LLP(1).......................       1,471,000               9.30%
  75 State Street
  Boston, Massachusetts 02109
AXA Financial, Inc.(2)......................................       1,283,048               8.60%
  1290 Avenue of the Americas
  New York, New York 10104
Dimensional Fund Advisors, Inc.(3)..........................       1,115,400               7.45%
  1299 Ocean Avenue
  11th Floor
  Santa Monica, California 90401-1005
Gardner Russo & Gardner(4)..................................       1,039,175               7.00%
Thomas A. Russo(4)..........................................       1,008,275               6.80%
  223 East Chestnut Street
  Lancaster, Pennsylvania 17602-2783

---------------

(1) Based on a Schedule 13G filed on February 14, 2001, Wellington Management Company ("WMC") reported that, in its capacity as investment advisor, it may be deemed to beneficially own 1,471,000 shares of Common Stock which are held of record by clients of WMC. Of those shares, WMC has shared power to vote or to direct the vote of 1,106,400 shares and has shared power to dispose or to direct the disposition of 1,471,000 shares.
(2) Information is based on a Schedule 13G dated February 12, 2001, filed jointly on behalf of AXA Financial, Inc.; four French mutual insurance companies, AXA Assurances I.A.R.D. Mutuelle, AXA Assurances Vie Mutuelle, AXA Conseil Vie Assurance Mutuelle and AXA Courtage Assurance Mutuelle (collectively, the "Mutuelles AXA"), as a group; AXA; and their subsidiaries. Of the aggregate 1,283,048 shares of Common Stock, the power to vote or direct the vote of 168,288 shares is held by one or more clients of Alliance Capital Management L.P. AXA Rosenberg (U.S.) has the sole power to direct the vote of 7,500 shares and the shared power to dispose or direct the disposition of 7,500 shares and Alliance Capital Management L.P. has the sole power to direct the vote of 1,090,600 shares, the shared power to direct the vote of 16,660 shares and the sole power to dispose or direct the disposition of 1,275,548 shares. AXA Rosenberg (U.S.) is a subsidiary of AXA and Alliance Capital Management L.P., is a subsidiary of AXA Financial, Inc.
(3) Based on a Schedule 13G filed on February 2, 2001 Dimensional Fund Advisors Inc. ("Dimensional") reported that as an investment advisor registered under
    Section 203 of the Investment Advisors Act of 1940, it furnishes investment advice to four investment companies registered under the Investment Company Act of 1940, and serves as investment manager to certain other commingled group trusts and separate accounts. These investment companies, trusts and accounts are the "Funds." In its role as investment advisor or investment manager, Dimensional possess voting and/or investment power over the securities of the Issuer described in the Schedule 13G that are owned by the Funds. Dimensional disclaims beneficial ownership of such securities.
(4) Based on a Schedule 13G filed on February 12, 2001, Gardner Russo & Gardner reported that it has 1,039,175 shares with shared power to vote or to direct the vote and 1,039,175 shares with shared power to dispose or to direct the disposition of such shares. Thomas Russo reported that he has 265,400 shares with the sole power to vote or direct the vote; 742,875 shares with shared power to vote or direct the vote; 265,400 shares with sole power to dispose or direct the disposition of such shares and 742,875 shares with shared power to dispose or direct the disposition of such shares.

CERTAIN TRANSACTIONS AND BUSINESS RELATIONSHIPS

     In 2000, the Corporation and certain of its subsidiaries retained the legal services of Laurent G. Chambaz, a director of the Corporation. The cost of such services during 2000 was the equivalent of $23,875.

     In 2000, the Corporation acquired various materials and manufacturing supplies used at its Lee Mills from xpedx totaling $70,723. Larry B. Stillman, a director of the Corporation and a nominee for re-election at the 2001 Annual Meeting of Stockholders, has been the Vice President, Northwest Group, xpedx since 1988.

     Management believes that the cost of services rendered by Mr. Chambaz and the materials and supplies acquired from xpedx during 2000 were reasonable compared with the cost of obtaining similar services, materials and supplies from unaffiliated third parties.

BOARD OF DIRECTORS AND COMMITTEES

     The Board of Directors currently consists of nine members, eight of whom have served on the Board of Directors since November 30, 1995, with the ninth director commencing his service on the Board on May 1, 1999. From January 1, 2000 through December 31, 2000, the Board of Directors met on five occasions.

     The standing committees of the Board of Directors include the Audit Committee, the Compensation Committee and the Nominating Committee.

     The Audit Committee, currently composed of Leonard J. Kujawa, Chairman, Claire L. Arnold, Alan R. Batkin and K.C. Caldabaugh, met on three occasions in 2000. The Audit Committee recommends to the Board of Directors appointment of the outside auditors to audit the books, records and accounts of the Corporation, reviews the scope of such audits, provides oversight in connection with internal control programs of the Corporation and performs such other duties as the Board of Directors may from time to time prescribe. The nature and scope of the Audit Committee's responsibilities are set forth in the "Audit Committee Charter," a complete copy of which is attached hereto as Exhibit "A."

     The Compensation Committee, currently composed of Richard D. Jackson, Chairman, Claire L. Arnold and Larry B. Stillman, met on three occasions in 2000. The nature and scope of the Committee's responsibilities are set forth below under "Compensation Committee Report."

     The Nominating Committee, currently composed of Larry B. Stillman, Chairman, K.C. Caldabaugh and Laurent G. Chambaz, acted by unanimous written consent on one occasion in 2000. The Nominating Committee proposes and considers suggestions for candidates for membership on the Board and recommends candidates to fill vacancies on the Board of Directors. The Nominating Committee will consider nominees recommended by stockholders as candidates for election to the Board of Directors at the Annual Meeting of Stockholders. A stockholder wishing to nominate a candidate for election to the Board at the Annual Meeting of Stockholders is required to follow the procedures set forth in the Corporation's By-Laws, which procedures are hereinafter discussed under the caption "Other Matters-Stockholder Proposals."

DIRECTOR ATTENDANCE AT MEETINGS

     During the year ended December 31, 2000, each director attended 100 percent of the aggregate number of meetings of the Board of Directors and of the committees on which the director served.

COMPENSATION OF DIRECTORS

     Each director who is not an officer or employee of the Corporation or any of its subsidiaries or affiliates (a "non-employee director") receives, as of April 1, 2000, an annual retainer fee of $20,000, payable pro rata quarterly in advance, which retainer fee is payable in Common Stock of the Corporation pursuant to the Outside Directors' Stock Plan (the "Directors' Plan"). In 2000, each non-employee director received 1,450 shares of Common Stock under the Directors' Plan or the same amount in stock unit equivalents pursuant to the Schweitzer-Mauduit International, Inc. Deferred Compensation Plan for Non-Employee Directors for those directors who elected to participate in that plan. Each non-employee director also receives a meeting fee of $3,000 for each Board of Directors meeting attended and, as of April 1, 2000, a committee fee of $1,000 for each committee meeting attended. Each chairperson of a committee receives an additional $500 for each committee meeting attended. In addition, the Corporation reimburses the non-employee directors for expenses incurred as a result of attending such meetings. A director who is an officer or an employee of the Corporation or any of its subsidiaries or affiliates does not receive any fees for services as a member of the Board of Directors or any committee thereof, but is reimbursed for expenses incurred as a result of such service.

     Effective April 1, 2000, the directors who so elected could defer all or part of their compensation received from the Corporation pursuant to the Corporation's Non-Employee Directors Deferred Compensation Plan. Participation in this plan allows a director to defer receipt of compensation and to thereby also defer certain state and federal income taxes until the deferred compensation is paid upon the director's retirement from the Board of Directors or earlier death or disability.

                             EXECUTIVE COMPENSATION

     For the 1998, 1999 and 2000 fiscal years, compensation paid to, earned by or awarded to the Named Executive Officers for services rendered to the Corporation and its subsidiaries is set forth below, in accordance with the rules and regulations of the SEC.

                           SUMMARY COMPENSATION TABLE

                                                                                  LONG-TERM COMPENSATION
                                                                                          AWARDS
                                                                                 ------------------------
                                              ANNUAL COMPENSATION                RESTRICTED    SECURITIES
                                     --------------------------------------        STOCK       UNDERLYING
                                                                ALL OTHER          AWARDS       OPTIONS       ALL OTHER
NAME AND PRINCIPAL POSITION   YEAR   SALARY ($)    BONUS ($)   COMPENSATION         ($)          (#)(1)      COMPENSATION
---------------------------   ----   ----------    ---------   ------------      ----------    ----------    ------------
Wayne H. Deitrich...........  2000    $480,846(2)  $      0      $ 5,100(3)       $201,563(4)          0       $59,202(5)
  Chairman of the Board and   1999     450,200      279,602        4,800(3)              0       157,300             0
  Chief Executive Officer     1998     451,067(2)         0        4,800(3)              0        28,100             0
Jean-Pierre Le Hetet........  2000    $291,258(2)  $ 18,732      $12,502(6)       $      0         4,000       $11,385(5)
  Chief Operating Officer
  and                         1999     320,680(2)   127,911       12,985(6)              0        78,300             0
  President-French            1998     299,955       21,258       30,940(6)              0        30,200(7)          0
  Operations
Paul C. Roberts.............  2000    $246,923(2)  $ 41,760      $ 5,597(3)(8)    $100,781(4)      3,000       $26,445(5)(9)
  Chief Financial Officer
  and                         1999     238,846(2)   104,420        5,501(3)(8)           0        42,800             0
  Treasurer                   1998     216,235(2)    37,620        6,664(3)(8)           0         7,200             0
John W. Rumely, Jr.(10).....  2000    $185,000     $ 22,339      $ 5,532(3)(8)    $      0         5,000       $     0
  Secretary and General
  Counsel
Peter J. Thompson...........  2000    $215,000     $ 20,640      $ 5,262(3)(8)    $100,781(4)      3,000       $16,250(5)(9)
  President-U.S. Operations   1999     193,750       65,120        4,858(3)(8)           0        40,900             0
                              1998     109,107       21,432       10,000(11)             0         1,500             0

---------------

 (1) Awarded January 2, 1998, January 4, 1999 and January 3, 2000, respectively.
 (2) Includes unused vacation earned by Messrs. Deitrich, in the amount of $10,846 for 2000 and $867 for 1998; Le Hetet, in the amount of $3,070 for 2000 and $25,103 for 1999 and Roberts, in the amount of $6,923 for 2000, $8,846 for 1999 and $7,235 for 1998.
 (3) Includes contributions by the Corporation of $5,100 for 2000, $4,800 for 1999 and $4,800 for 1998 to the Schweitzer-Mauduit International, Inc. Retirement Savings Plan.
 (4) The closing price of the Common Stock was $13.4375 per share on December 31, 1999 and was used to determine the dollar value of the Restricted Stock grants awarded on January 1, 2000 in the amount of 15,000 shares for Mr. Deitrich, 7,500 shares for Mr. Roberts and 7,500 shares for Mr. Thompson.
 (5) Includes value received for surrendering outstanding options granted in 1997. Individuals received 50 percent of the net present value of the options as of July 5, 2000 calculated using the Black-Scholes option valuation method for Mr. Deitrich in the amount of $59,202, for Mr. Le Hetet in the amount of $11,385, for Mr. Roberts in the amount of $16,445 and for Mr. Thompson in the amount of $6,250.
 (6) Includes special unemployment insurance for Mr. Le Hetet in the amount of $16,213 for 1998, and the contribution on his behalf to the Profit Sharing Plan ("Participation") by LTR Industries, S.A., the Corporation's 72 percent-owned subsidiary, in the amount of $12,502 for 2000, $12,985 for 1999 and $14,727 for 1998.
 (7) Includes grant of 25,000 option shares awarded on April 1, 1998.
 (8) Includes imputed income for group life insurance coverage in excess of $50,000 for Messrs. Roberts, in the amount of $497 for 2000, $701 for 1999 and $1,864 for 1998, Thompson in the amount of $162 for 2000 and $58 for 1999 and Rumely in the amount of $432 for 2000.
 (9) Includes a grant of $10,000 made on January 1, 2000 pursuant to the Corporation's Deferred Compensation Plan. The grant vests on January 1, 2004.
(10) Mr. Rumely was elected Secretary and General Counsel effective January 1, 2000.
(11) Mr. Thompson received a retention bonus at the time of hire, part of which was payable in 1998.

     The following table sets forth information concerning stock options granted during 2000 to the Named Executive Officers of the Corporation.

                               2000 OPTION GRANTS

                               NUMBER OF      PERCENT OF
                               SECURITIES   TOTAL OPTIONS
                               UNDERLYING     GRANTED TO       EXERCISE
                                OPTIONS      EMPLOYEES IN       PRICE         EXPIRATION        GRANT DATE
NAME                           GRANTED(1)   FISCAL YEAR(2)   ($/SHARE)(3)       DATE(4)      PRESENT VALUE(5)
----                           ----------   --------------   ------------   ---------------  ----------------
Wayne H. Deitrich............        0           N/A               N/A            N/A                N/A
Jean-Pierre Le Hetet.........    4,000             8%           $13.00      January 2, 2010      $19,667
Paul C. Roberts..............    3,000             6            $13.00      January 2, 2010      $14,750
John W. Rumely, Jr. .........    5,000            10            $13.00      January 2, 2010      $24,584
Peter J. Thompson............    3,000             6            $13.00      January 2, 2010      $14,750

---------------

(1) Represents shares of Common Stock underlying options granted on January 3, 2000 pursuant to the Corporation's Equity Participation Plan.
(2) The Corporation granted options during fiscal 2000 to employees to purchase an aggregate of 50,000 shares of Common Stock.
(3) The exercise price of the options granted in 2000 was based upon the mean of the high and low sales prices of the Corporation's Common Stock on the date the options were granted.
(4) The options granted in January 2000 are exercisable in increments of 30 percent, 30 percent and 40 percent on or after January 3, 2001, January 3, 2002 and January 3, 2003, respectively.
(5) Calculation is based on the Black-Scholes option-pricing model adapted for use in valuing stock options. The following assumptions were used for the 2000 grants: market value of the stock equal to the exercise price; ten-year option term; estimated volatility of 30.06 percent; risk-free rate of return of 6.92 percent based on the interest rate on 10-year government securities; and a yield of 2.72 percent.

N/A-Not Applicable

     The following table sets forth information concerning the pre-tax value of unexercised options held by the Corporation's Named Executive Officers as of December 31, 2000. Except as noted in the following table, no options were exercised by the Named Executive Officers in 2000.

                          2000 YEAR END OPTION VALUES

                                               NUMBER OF SECURITIES                VALUE OF UNEXERCISED
                                          UNDERLYING UNEXERCISED OPTIONS         IN-THE-MONEY OPTIONS AT
                                            AT DECEMBER 31, 2000 (#)(1)          DECEMBER 31, 2000 ($)(2)
                                          -------------------------------      ----------------------------
NAME                                      EXERCISABLE      UNEXERCISABLE       EXERCISABLE    UNEXERCISABLE
----                                      ------------     --------------      -----------    -------------
Wayne H. Deitrich(3).................       276,050           121,350           $174,957        $408,233
Jean-Pierre Le Hetet(3)..............       121,110            70,890           $ 87,089        $228,788
Paul C. Roberts(3)...................        59,560            35,840           $ 47,604        $130,262
John W. Rumely, Jr. .................        10,500            19,500           $ 16,684        $ 70,904
Peter J. Thompson(3).................        13,170            32,230           $ 45,491        $125,331

---------------

(1) All options granted in 1995 have vested, 60 percent of the options granted in January 1998 have vested and 30 percent of the options granted in 1999 have vested.
(2) The fair market value of the Corporation's Common Stock was $19.39 per share on December 31, 2000.
(3) These individuals surrendered on July 5, 2000 vested options granted in 1997. The decrease in vested options was as follows: for Mr. Deitrich 23,400, for Mr. Le Hetet 4,500, for Mr. Roberts 6,500 and for Mr. Thompson 2,500.

DEFINED BENEFIT RETIREMENT PLAN

     The Corporation provides certain benefits to its U.S. employees through the Schweitzer-Mauduit International, Inc. Retirement Plan (the "Retirement Plan"), a U.S. pension plan covering hourly and salaried employees. In July 2000, the Retirement Plan was amended to add a cash balance formula benefit ("CBB") that would apply to newly hired employees, certain employees previously covered under the final average pay formula benefit ("FAPB") and employees who had the right to elect coverage under either the new CBB or the FAPB. The FAPB and the CBB provisions of the Retirement Plan are discussed separately below.

  Final Average Pay Formula Benefit

     The FAPB entitles each vested salaried U.S. employee participating in that benefit formula to an annual pension benefit at normal retirement equal to 1.50 percent of final average earnings times the employee's years of service, subject to a deduction for social security benefits or, if greater, 1.125 percent of final average earnings times years of service plus a specific amount for certain employees. Final average earnings is defined as the highest average of any 5 years of Earnings (as defined in the Retirement Plan) out of the last 15 calendar years of employment, or over the last 60 months of credited service, if greater. The minimum monthly benefit payable in a single-life annuity to salaried employees is the lesser of $125 or $25 times years of service.

     Retirement benefits for salaried participants who have at least 5 years of vesting service may begin on a reduced basis at age 55, or on an unreduced basis at normal retirement age. Unreduced benefits also are available for salaried participants with 10 years of vesting service at age 62 or as early as age 60 with 30 years of vesting service. The normal form of benefit for unmarried salaried participants is a single-life annuity payable monthly. Benefits will be actuarially adjusted if the employee receives one of the available forms of joint and survivor or other optional forms of benefit.

     Table A illustrates the estimated annual benefits payable upon retirement at age 65 without regard to IRS limitations under the Retirement Plan for specified highest five-year average remuneration and years-of-service classifications for U.S. salaried employees, computed on a single-life annuity basis, without deduction for Social Security or other offset amounts. Benefits will be adjusted if the employee receives one of the optional forms of benefit. Benefits under the Retirement Plan will be limited to the extent required by U.S. tax provisions. Any excess over such limitation for certain salaried employees will be paid pursuant to supplemental arrangements.

                                    TABLE A
                       FINAL AVERAGE PAY FORMULA BENEFIT

                                      YEARS OF BENEFIT SERVICE
 AVERAGE     --------------------------------------------------------------------------
  ANNUAL        15         20         25         30         35         40         45
 EARNINGS     YEARS      YEARS      YEARS      YEARS      YEARS      YEARS      YEARS
----------   --------   --------   --------   --------   --------   --------   --------
$100,000...  $ 22,500   $ 30,000   $ 37,500   $ 45,000   $ 52,500   $ 60,000   $ 67,500
200,000...     45,000     60,000     75,000     90,000    105,000    120,000    135,000
300,000...     67,500     90,000    112,500    135,000    157,500    180,000    202,500
400,000...     90,000    120,000    150,000    180,000    210,000    240,000    270,000
500,000...    112,500    150,000    187,500    225,000    262,500    300,000    337,500
600,000...    135,000    180,000    225,000    270,000    315,000    360,000    405,000
700,000...    157,500    210,000    262,500    315,000    367,500    420,000    472,500
800,000...    180,000    240,000    300,000    360,000    420,000    480,000    540,000
900,000...    202,500    270,000    337,500    405,000    472,500    540,000    607,500
1,000,000..   225,000    300,000    375,000    450,000    525,000    600,000    675,000

     The estimated years of benefit service, which includes years of benefit service while at Kimberly-Clark Corporation, as of normal retirement at age 65, for Messrs. Deitrich and Roberts, are 38.5 and 36.6, respectively. Messrs. Rumely and Thompson have their retirement benefits determined under the CBB.

     Mr. Le Hetet's retirement benefits are provided under a foreign subsidiary's pension plan that bases benefits on years of service and compensation. His projected annual benefit at normal retirement at age 65 is 1,957,000FF or $284,808 with 29 years of credited service.

  Cash Balance Benefit Formula

     The CBB covers all salaried employees hired on or after July 1, 2000 and salaried employees as of July 1, 2000 who are not "grandfathered" under the terms of the Retirement Plan, or are grandfathered employees who chose the CBB. Salaried employees who, as of July 1, 2000, had either attained the sum of their age plus years of vesting service equal to 65 or more, or attained the sum of their age plus years of vesting service equal to 60 or more and had at least 15 years of vesting service were grandfathered under the FAPB. The grandfathered employees had until October 1, 2000 to elect to remain under the FAPB or to take the CBB.

     For salaried employees who as of July 1, 2000 were not grandfathered or who were grandfathered, but elected the CBB, an initial account balance was established based on the employee's accrued benefit payable at normal retirement age under the FAPB converted to a lump sum based on a mortality table and an interest rate that was consistent with industry norms.

     A "Retirement Contribution Credit" is added to the participant's account balance each year in which the participant accrues a year of vesting service. The Retirement Contribution Credit is determined in accordance with the schedule noted in Table B. The account balance is also credited with an interest credit based on the average yield for 30-year Treasury securities for the November immediately preceding the current Retirement Plan year.

                                    TABLE B
                         RETIREMENT CONTRIBUTION CREDIT

                                                                                  PLUS ADDITIONAL
                                                                                   PERCENTAGE OF
                                                                                   EARNINGS OVER
PARTICIPANT'S ATTAINED AGE PLUS                               PERCENTAGE OF ALL   SOCIAL SECURITY
YEARS OF VESTING SERVICE                                          EARNINGS           WAGE BASE
-------------------------------                               -----------------   ---------------
35 or less..................................................         2.4%               2.4%
36 to 44....................................................         3.2%               3.2%
45 to 54....................................................         4.0%               4.0%
55 to 64....................................................         4.8%               4.8%
65 and over.................................................         6.4%               5.7%

     Participants have the option to receive their vested account balance as either a lump-sum payment or an immediate single life annuity or a 50 percent joint and survivor annuity if married when they terminate employment with the Corporation or become disabled.

     Messrs. Rumely and Thompson are the only Named Executive Officers who participate in the CBB. Messrs. Deitrich and Roberts are grandfathered employees who elected to remain covered by the FAPB.

     Table C shows the estimated annual retirement benefit payable under the CBB for the participating Named Executive Officers computed as a single life annuity based on 1999 earnings, without regard to Code limitations. These estimates assume an average annual interest credit of 6.63 percent, 2000 earnings the same as 1999 earnings and earnings increases of 4 percent per year thereafter. The Social Security wage base was also assumed to increase 4 percent per year.

                                    TABLE C
                          CASH BALANCE BENEFIT FORMULA

                                                                                     AMOUNT OF LEVEL
NAMED EXECUTIVE OFFICER                                       YEAR REACHING AGE 65     ANNUITY ($)
-----------------------                                       --------------------   ---------------
John W. Rumely, Jr..........................................          2018              $ 73,265
Peter J. Thompson...........................................          2027              $241,643

  Supplemental Retirement Plan

     The Corporation's supplemental retirement plan provides a benefit equal to the difference between (i) the benefit payable to a participant under the Retirement Plan and (ii) the benefit that would be payable to such participant under such plan, calculated without regard to the compensation limit under Code
Section 401(a)(17) and the limitations on benefits under Code Section 415. The Supplemental Plan is unfunded and participation is limited to salaried employees with earnings in excess of Code Section 401(a)(17) limits and who are members of a select group of management or highly-compensated employees.

EXECUTIVE SEVERANCE PLAN

     The Corporation's Executive Severance Plan (the "Severance Plan") provides that in the event of termination of a participant's employment with the Corporation or one of its French affiliates for any reason other than Death, Disability or Retirement (as defined in the Severance Plan) within two years after a change of control of the Corporation, as defined in the Severance Plan, a participant employed in the United States will be entitled to: (i) receive a cash payment in an amount equal to three times the highest annual compensation (base salary and any incentive awards) paid or payable within the three-year period ending on the date of termination; (ii) receive health, dental and life insurance benefits from the Corporation for a period of three years; and (iii) receive a cash payment in an amount equal to the actuarial equivalent of the accrued benefits the participant would have earned under the Retirement Plan and the Supplemental Plan if the participant had continued participation in those plans for three years following termination. A participant employed by one of the Corporation's French affiliates is entitled to essentially the same payments and benefits as a United States participant, subject to certain adjustments which take into account the differences between the respective compensation, benefit and pension plans and programs in the United States and France. Severance payments under the Severance Plan for participants subject to United States federal income tax will be limited to the extent necessary to avoid an excise tax on the participant under Code Section 4999 if the "parachute payments" under Code Section 280G with respect to such participant are less than
3.5 times the "base amount" for purposes of Code Section 280G. If such parachute payments equal or exceed 3.5 times such base amount with respect to a participant, the Corporation shall pay the participant an additional gross-up payment to compensate such participant for the excise tax liability under Code
Section 4999. The Compensation Committee of the Board of Directors of the Corporation has established the eligibility criteria for participation and, from time to time, designates key employees as participants in the Severance Plan. Subject to certain conditions, the Severance Plan may be amended or terminated by resolution of the Board of Directors, but no such amendment or termination shall be effective during the two-year period following a change of control of the Corporation without the consent of all of the participants. The Corporation has agreements under the Severance Plan with the Named Executive Officers and certain other key employees. The maximum amount payable upon termination (with respect to base salary and annual incentive compensation) pursuant to the agreements under the Severance Plan with the Named Executive Officers, assuming that a change of control of the Corporation and the termination of their employment had occurred on December 31, 2000, would have been as follows: Mr. Deitrich, $2,189,406, Mr. Le Hetet, $1,270,464, Mr. Roberts, $1,003,260, Mr. Rumely, $622,017 and Mr. Thompson
$776,610.

     If a participant's employment is otherwise terminated for any reason other than Death, Retirement, Voluntary Resignation or Cause (as defined in the Severance Plan), the participant will receive a cash payment in an amount of up to 24 months base salary.

COMPENSATION COMMITTEE REPORT

     The following report summarizes the Compensation Committee's actions during 2000. This report shall not be deemed to be incorporated by reference by any general statement incorporating this Proxy Statement by reference into any filing under the Securities Act of 1933 or the Securities Exchange Act of 1934, except to the extent that the Corporation specifically incorporates this information by reference, and shall not otherwise be deemed filed under such acts.

     The Compensation Committee was established by the Board of Directors on December 1, 1995, and is composed entirely of directors who are not, and have never been, officers or employees of the Corporation. The Board of Directors designates the members and the chairperson of such committee. The Compensation Committee's duties include establishing and administering the Corporation's compensation and benefit policies and practices for executive officers and key managerial employees. The Compensation Committee also administers the Equity Participation Plan, pursuant to which stock options are granted, the Restricted Stock Plan and the Long-Term Incentive Plan (see "Long-Term Incentive Compensation").

     The executive compensation information reported in the Summary Compensation Table of this Proxy Statement is for services rendered to the Corporation and its subsidiaries commencing on January 1, 1998 and ending on December 31, 2000, the last day of the Corporation's 2000 fiscal year.

  Executive Compensation Policies

     The Corporation's executive compensation policies are designed to attract and retain qualified executives, to appropriately reward individual achievement, and to enhance the financial performance of the Corporation, and thus stockholder value, by significantly aligning the financial interests of the Corporation's executives with those of its stockholders. To accomplish these objectives, the executive compensation program as administered by the Compensation Committee consists primarily of (i) annual cash compensation, the components of which are base salary and an annual variable cash incentive payable pursuant to the Corporation's Annual Incentive Plan and (ii) long-term incentive compensation, consisting of stock options and restricted stock awards pursuant to the Corporation's Equity Participation Plan and Restricted Stock Plan, respectively, and a long-term incentive opportunity payable in cash pursuant to the Corporation's Long-Term Incentive Plan. Base salary and annual bonuses are designed to recognize individual performance and achievement of business objectives each year. The value of long-term incentives is directly linked to the financial performance of the Corporation including, in the case of stock options and restricted stock, the performance of the Corporation's Common Stock, and, therefore, total stockholder return. Executive officers also participate in other benefit plans available to employees generally, including the Corporation's Retirement Savings Plan and a medical plan.

     In developing the Corporation's executive compensation programs and to assist in determining appropriate compensation levels for executives, the Compensation Committee retained a national compensation consulting firm to provide information and advice regarding plan design and industry pay practices for executives holding specified positions. Comparative compensation information was drawn from a broader range of companies than those included in the industry index used in the performance graph on page 23 of this Proxy Statement, and not all of the companies included in the performance graph were included in the surveys utilized. The Compensation Committee's objective is to provide opportunities to an executive officer for compensation, both on an overall basis and on the basis of each respective component, which is targeted in each case at the 50th percentile of the market groups studied within the country of their employment.

  Annual Salary and Incentive Bonuses

     In determining the base salaries of executive officers effective as of January 1, 2000, the Compensation Committee reviewed salaries paid to similarly situated executives in the companies reflected in the above-described compensation study. In establishing base salary levels, the Compensation Committee considers such factors as job complexity, level of responsibility, the relationship of the position to the Corporation's long-term strategic goals, and the particular individual's skills, experience and background. While no pre-established weightings are given to these factors, particular emphasis is being placed on attracting and retaining quality individuals in order to develop and retain an effective executive team for the Corporation.

     The purpose of the Corporation's Annual Incentive Plan (the "Incentive Plan") is to further unite the interests of the stockholders of the Corporation and its key employees through (i) the annual establishment of Corporate objectives and (ii) the annual payment of cash incentive awards to key employees based on individual performance and the attainment of the Corporation's objectives. Target incentive cash opportunities under the Incentive Plan for executive officers including the Chief Executive Officer can range from 25 to 60 percent of a participant's base salary with a maximum payout of up to 200 percent of the participant's target incentive award percentage. Actual annual cash bonuses are determined by measuring performance against specific goals established at the beginning of each year. The goals take into account, depending on the responsibility of the individual, two or more of the following: the individual's performance; the performance of the functional group or unit with which the individual is associated (primarily based upon the operating profit of such unit); and the overall performance of the Corporation (primarily based upon diluted earnings per share). Such goals may or may not be equally weighted and may vary from one executive officer to another.

  Long-Term Incentive Compensation

     The Corporation's long-term incentive compensation for its key executives consists of: (i) grants of stock options pursuant to the Corporation's Equity Participation Plan (the "EPP"); (ii) grants of restricted stock pursuant to the Corporation's Restricted Stock Plan (the "RSP"); and (iii) a cash opportunity payable based on achievement of objectives over a three-year performance period pursuant to the Corporation's Long-Term Incentive Plan (the "LTIP").

     The EPP is intended to provide a means of encouraging an ownership interest in the Corporation by those employees who have contributed or are determined to be in a position to contribute materially to the success of the Corporation, thereby increasing their motivation for and interest in the achievement of the Corporation's long-term success. Because the value of a stock option bears a direct relationship to the price of shares of the Corporation's Common Stock, stock options are viewed as a means of encouraging executives and other key management employees to increase long-term stockholder value. In determining awards of stock options under the EPP, the Compensation Committee makes grants based on such factors as the competitive target long-term incentive opportunity for executives with comparable responsibilities in similarly sized corporations, individual contributions to corporate performance and management recommendations.

     The RSP is intended to promote the long-term financial success of the Corporation by attracting to and retaining for the Corporation and its Affiliates outstanding executive personnel and to motivate such personnel by means of restricted stock grants to contribute to the Corporation's success. The Compensation Committee selects participants and establishes the terms on which grants of restricted stock are made. Awards of restricted stock will be made from the Corporation's treasury stock and constitute an immediate transfer of ownership to the participant of shares of the Corporation's Common Stock, including the right to vote the shares and to receive dividends thereon, at a share price established by the Compensation Committee in its discretion. The Participant's continued ownership of and right to freely transfer the restricted stock is subject to such conditions on transferability and to such risks of forfeiture as are established by the Compensation Committee at the time of the grant, which may include continued employment with the Corporation for a defined period, achievement of specified management performance objectives or other conditions established by the Compensation Committee. As with stock options, a portion of the value of restricted stock bears a direct relationship to the value of the Corporation's Common Stock and, therefore, total stockholder return.

     The Compensation Committee recommended and the Board of Directors approved a new LTIP at its December 6, 2000 meeting. The LTIP is designed to enable the Corporation to attract and retain key executives by providing a competitive and diversified total compensation package and to help focus executives' attention on the long-term performance of the Corporation. The Compensation Committee selects participants and determines awards under the LTIP on the basis of a three-year performance period and is otherwise responsible for administration of the LTIP. Performance is measured on a cumulative basis and awards are earned annually. However, a part of the award opportunity may be earned in each year of the performance period if the cumulative performance objectives are not met, but pre-established stand-alone annual objectives are met. Payment of any earned awards is made at the end of the performance period and is subject to the participant's continued employment as defined by the LTIP. New award opportunities are not established until the current performance period is concluded thereby maintaining a clearer focus on the long-term performance objectives established by the Compensation Committee. The LTIP award opportunities are based on a competitive market analysis of long-term incentive opportunities for executive management positions in comparable companies. Under the LTIP, a target cash award is established for each participant, which, taken together with a participant's stock option grants, is structured to provide the participant with a total long-term incentive award commensurate with the participant's responsibilities. The award opportunity is allocated 50 percent in cash and 50 percent in stock options. A participant in the LTIP can earn awards that range from 25 percent up to 200 percent of the performance award opportunity allocated by the Compensation Committee. The Compensation Committee may, in its discretion, adjust the award opportunity ranges up or down through the use of special conditions established when the performance objectives are determined for a performance period under the LTIP. An award opportunity was established by the Compensation Committee and approved by the Board of Directors for the 2001-2003 performance period.

     The Board of Directors approved the repurchase in July 2000 of certain vested options granted in 1996 and 1997 that had strike prices of $28.00 per share or higher. The targeted strike prices were substantially above the then prevailing market price for the Common Stock. These options were granted prior to the time that the long-term impact on sales volumes of cigarettes in the United States resulting from the multi-state settlement by the major cigarette manufacturers was known. This and related market events, which occurred subsequent to the grant dates of the options being repurchased, fundamentally changed the business environment in which the U.S. Operations are conducted and were due to factors that were outside of management's control. The Board of Directors therefore determined it was in the best interest of the Corporation to offer to repurchase selected options for 50 percent of their net present value determined using the Black-Scholes option valuation model. On July 5, 2000, 128,000 options were repurchased at a total cost of $300,128.

  Deferred Compensation

     As an adjunct to the annual salary and to the annual bonus and long-term incentive bonus that may be earned under the Incentive Plan and LTIP, respectively, by the Named Executive Officers and other key employees, the Corporation adopted the Schweitzer-Mauduit International, Inc. Deferred Compensation Plan ("DCP"). The DCP permits eligible employees who elect to participate to defer receipt and taxation of a portion of their annual salary and incentive bonuses. The amount of annual salary and incentive bonus awards that may be deferred is limited to 25 percent and 50 percent, respectively. Eligibility to participate in the DCP is limited to "management" and "highly compensated employees" as defined in the Employee Retirement Income Security Act of 1974, as amended. The Corporation may, with Compensation Committee approval, make cash contributions to a participant's account in the DCP.

COMPENSATION OF CHIEF EXECUTIVE OFFICER

     The Compensation Committee used the same compensation policy described above for all executive officers to determine the compensation for Wayne H. Deitrich, the Chief Executive Officer of the Corporation. In setting both the cash-based and equity-based elements of Mr. Deitrich's compensation, the Committee attempted to target the 50th percentile of such compensation as paid to chief executive officers of the companies analyzed in the outside consultant's study.

CORPORATE TAX DEDUCTION FOR EXECUTIVE COMPENSATION

     Pursuant to the Omnibus Budget Reconciliation Act of 1993 ("OBRA"), annual compensation payable to the chief executive officer and each of the four highest paid executive officers of a public corporation will not be deductible by the corporation for federal income tax purposes to the extent any such officer's overall compensation exceeds $1,000,000. Certain types of compensation, however, including qualifying performance-based incentive compensation, are both deductible and excluded for purposes of calculating the $1,000,000 base under Code Section 162(m). OBRA recognizes stock option plans as performance-based if such plans meet certain requirements. The Compensation Committee will take advantage of qualifying compensation paid to the Named Executive Officers under OBRA to maintain the Corporation's deduction for such expenses where it deems appropriate and advisable. However, all executive compensation plans and compensation paid to the Named Executive Officers may not be so qualified.

                                   COMPENSATION COMMITTEE OF THE
                                   BOARD OF DIRECTORS

                                   Richard D. Jackson (Chairman)
                                   Claire L. Arnold
                                   Larry B. Stillman

AUDIT COMMITTEE REPORT

     The following report summarizes the Audit Committee's actions during 2000. This report shall not be deemed to be incorporated by reference by any general statement incorporating this Proxy Statement by reference into any filing under the Securities Act of 1933 or the Securities Exchange Act of 1934, except to the extent that the Corporation specifically incorporates this information by reference, and shall not otherwise be deemed filed under such acts.

     In accordance with its written charter adopted by the Board of Directors at its meeting held on February 24, 2000, a copy of which, as amended, is attached as Exhibit "A," the Audit Committee of the Board of Directors ("Audit Committee") assists the Board in fulfilling its responsibility for oversight of the quality and integrity of the accounting, internal control and financial reporting practices of the Corporation. The members of the Audit Committee meet the applicable independence and experience requirements of the New York Stock Exchange. During 2000, the Audit Committee met three times, and the Audit Committee chairman, as representative of the Audit Committee, discussed the interim financial information contained in each quarterly earnings announcement with the chief financial officer, controller and outside auditor prior to public release.

     The following table discloses the aggregate audit and non-audit fees relating to amounts paid by the Corporation to its outside auditor, Deloitte & Touche LLP, the member firms of Deloitte Touche Tohmatsu and their respective affiliates, (collectively, "Deloitte") for the fiscal year ended December 31, 2000:

Audit Fees..................................................  $357,100
Financial Information Systems Design and Implementation
  Fees......................................................  $      0
All Other Fees..............................................  $ 72,847

     In discharging its oversight responsibility as to the audit process, the Audit Committee obtained from the outside auditor a formal written statement describing all relationships between the outside auditor and the Corporation that might bear on the outside auditor's independence consistent with Independence Standards Board Standard No. 1, "Independence Discussions with Audit Committees," discussed with the outside auditor any relationships that may impact their objectivity and independence, including the services and amounts reflected in the above table, and satisfied itself as to the outside auditor's independence.

     The Committee reviewed with the outside auditor their audit plans, audit scope and identification of audit risks. The Audit Committee also discussed with management and the outside auditor the quality and adequacy of the Corporation's internal controls.

     The Audit Committee discussed and reviewed with the outside auditor all communications required by generally accepted auditing standards, including those described in Statement on Auditing Standards No. 61, as amended, "Communication with Audit Committees" and, with and without management present, discussed and reviewed the results of the outside auditor's examination of the financial statements.

     The Audit Committee reviewed and discussed the audited financial statements of the Corporation as of and for the fiscal year ended December 31, 2000, with management and the outside auditor. Management has the responsibility for the preparation of the Corporation's financial statements and the outside auditor has the responsibility for the examination of those statements.

     Based on the above-mentioned review and discussions with management and the outside auditor, the Committee recommended to the Board of Directors that the Corporation's audited financial statements be included in its Annual Report on Form 10-K for the fiscal year ended December 31, 2000, for filing with the SEC. The Audit Committee also recommended the reappointment of the outside auditor and the Board of Directors concurred in such recommendation.

                                          AUDIT COMMITTEE OF THE
                                          BOARD OF DIRECTORS

                                          Leonard J. Kujawa (Chairman)
                                          Claire L. Arnold
                                          Alan R. Batkin
                                          K. C. Caldabaugh

PERFORMANCE GRAPH

     The following graph compares the total cumulative stockholder return on the Corporation's Common Stock during the period from December 31, 1995 through December 31, 2000, with the comparable cumulative total returns of the Dow Jones Paper Products Index ("Peer Group") and the Wilshire 5000 Index. The graph assumes that the value of the investment in the Common Stock and each index was $100 on December 31, 1995 and that all dividends were reinvested.

     Note: The stock price performance shown on the graph below is not necessarily indicative of future price performance.

                                                 SCHWEITZER-MAUDUIT INTL
                                                          INC.                 WILSHIRE 5000 INDEX             PEER GROUP
                                                 -----------------------       -------------------             ----------
31-Dec-95                                                100.00                      100.00                      100.00
31-Dec-96                                                138.76                      121.21                      105.62
31-Dec-97                                                166.20                      159.14                      114.71
31-Dec-98                                                 70.50                      196.43                      118.76
31-Dec-99                                                 64.17                      242.70                      158.56
31-Dec-00                                                 95.24                      216.27                      125.65

                                 OTHER MATTERS

     The management of the Corporation knows of no other matters to be presented at the 2001 Annual Meeting of Stockholders. Should any other matter requiring a vote of the stockholders arise at the meeting, the persons named in the proxy will vote the proxies in accordance with their best judgment.

OUTSIDE AUDITORS

     Upon the recommendation of the Audit Committee, the Board of Directors of the Corporation has selected Deloitte & Touche LLP as the principal outside auditors for the Corporation for the current year. Deloitte & Touche LLP has been the outside auditor for the Corporation since its incorporation. Representatives of Deloitte & Touche LLP are expected to be present at the Annual Meeting with the opportunity to make a statement if they desire to do so, and will be available to respond to appropriate questions from stockholders.

STOCKHOLDER PROPOSALS

     To be considered for inclusion in the Corporation's proxy statement and form of proxy for the 2002 Annual Meeting of Stockholders, stockholder proposals must be received by the Secretary of the Corporation at the Corporation's principal executive offices no later than November 14, 2001. The Corporation reserves the right to decline to include in the Corporation's proxy statement any stockholder's proposal which does not comply with the rules of the SEC for inclusion therein.

     The By-Laws of the Corporation include requirements applicable to stockholder proposals other than those included in the proxy materials pursuant to the regulations of the SEC. Pursuant to the By-Laws, a stockholder proposing to nominate persons for election to the Board of Directors or to introduce other business at the Annual Meeting of Stockholders must give timely written notice to the Corporation's Secretary. To be timely, a stockholder's notice must be delivered and received at the Corporation's principal executive offices not less than 50 days nor more than 75 days prior to the Annual Meeting of Stockholders; provided that if less than 60 days notice or prior public disclosure of the date of the Annual Meeting of Stockholders is given or made to stockholders, notice by the stockholder to be timely must be so received not later than the close of business on the 10th day following the day on which such notice of the Annual Meeting of Stockholders date was mailed or such public disclosure of the date was made, whichever first occurs.

     The Corporation's By-Laws further provide that a stockholder's notice proposing to nominate persons for election to the Board of Directors must contain certain information about both the nominee and the stockholder making the nomination. A stockholder's notice proposing to bring other business before the Annual Meeting of Stockholders must contain: (1) a brief description of the business desired to be brought before the Annual Meeting of Stockholders and the reasons for conducting such business at the Annual Meeting of Stockholders; (2) the stockholder's name and address; (3) the class and number of shares of the Corporation's capital stock beneficially owned by the stockholder; (4) any material interest of the stockholder in such business; and (5) a representation that such stockholder intends to appear in person or by proxy at the annual meeting to bring such business before the Annual Meeting of Stockholders.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Section 16(a) of the Securities Exchange Act of 1934 requires the Corporation's directors and executive officers and persons who own more than 10 percent of a registered class of the Corporation's equity securities to file reports with the SEC regarding beneficial ownership of Common Stock and other equity securities of the Corporation. Officers, directors and greater than 10 percent stockholders are required by SEC regulations to furnish the Corporation with copies of all forms they file pursuant to Section 16(a).

     To the Corporation's knowledge, based solely on a review of copies of such reports furnished to the Corporation and written representations that no other reports were required, during the fiscal year ended December 31, 2000, all officers, directors and greater than 10 percent beneficial owners complied with the Section 16(a) filing requirements of the Act.

FORM 10-K

     The Corporation's Annual Report to the SEC on Form 10-K for the fiscal year ended December 31, 2000 (including the consolidated financial statements and schedules thereto, but excluding exhibits) has been included with the mailing of this Proxy Statement to stockholders of record and beneficial holders as of February 27, 2001. Additional copies of the Corporation's Annual Report to the SEC on Form 10-K for the fiscal year ended December 31, 2000 (excluding exhibits) will be provided without charge to each stockholder so requesting in writing. Each request must set forth a good faith representation that, as of February 27, 2001, the record date for the Annual Meeting, the person making the request beneficially owned shares of the Corporation's Common Stock. The written request should be directed to: Paul C. Roberts, Chief Financial Officer and Treasurer.

                             YOUR VOTE IS IMPORTANT

     You are encouraged to let us know your preference by marking the appropriate boxes on the enclosed proxy card.

                                                                       EXHIBIT A

                            AUDIT COMMITTEE CHARTER

1. ORGANIZATION

     The Audit Committee is a committee of the Board of Directors. The Board of Directors shall elect the members of the Audit Committee of the Corporation and shall designate the Chairman of the Committee.

2. PURPOSE

     The Audit Committee shall provide assistance to the Board of Directors by overseeing and monitoring the accounting, internal control and reporting practices of the Corporation. The Audit Committee facilitates communications among the Board of Directors, management and outside auditors.

3. COMPOSITION AND QUALIFICATIONS

     The Audit Committee shall consist of three or more directors as determined by the Board of Directors. The members of the Audit Committee will meet the applicable independence and experience requirements of the New York Stock Exchange. Each member of the Audit Committee will have no relationship to the Corporation that may, in the Board of Directors' reasonable judgement, interfere with the exercise of his or her independence from management and the Corporation. Each member of the Audit Committee shall be financially literate, as such qualification is interpreted by the Board of Directors in its business judgement, or must become financially literate within a reasonable period of time after his or her appointment to the Audit Committee. At least one member of the Audit Committee must have accounting or related financial management expertise, as the Board of Directors interprets such qualification in its business judgement.

4. RESPONSIBILITIES AND DUTIES

     The Audit Committee's responsibilities are:

          a. Recommending to the Board of Directors the annual selection of the outside auditor that audits the financial statements of the Corporation. The outside auditor for the Corporation is ultimately accountable to the Board of Directors and the Audit Committee of the Corporation. The Audit Committee and the Board of Directors have the ultimate authority and responsibility to select, evaluate, and, where appropriate, replace the outside auditor.

          b. Ensuring that the outside auditor submits on an annual basis to the Audit Committee a formal written statement, in accordance with the Independence Standards Board, delineating relationships between the auditor and the Corporation. The Audit Committee is responsible for engaging in a dialogue with the outside auditor with respect to any disclosed relationships or services that may impact the objectivity and independence of the outside auditor. The Audit Committee will recommend appropriate action to ensure the independence of the outside auditor.

          c. Providing oversight to the internal control activities of the Corporation, including review of the organization, plans and results of such activity and discussions with management and the outside auditors of the quality and adequacy of the Corporation's internal controls.

          d. Meeting with the outside auditors and financial management of the Corporation to review the scope and fees of the proposed audit for the current year and the audit procedures to be utilized, and at the conclusion thereof, reviewing any comments or recommendations of the outside auditors.

          e. Reviewing as a whole, or through the Audit Committee chairman, and discussing with the outside auditors and management the Corporation's interim financial results to be included in the Corporation's quarterly earnings press release and quarterly reports to be filed with the Securities and Exchange Commission (SEC) prior to the issuance of the earnings press release and the Corporation's filing of the Form 10-Q.

          f. Reviewing the financial statements contained in the annual report to shareholders with management and the outside auditor and determining that the outside auditor is satisfied with the disclosure and content of such financial statements. Any proposed or implemented changes in accounting principles should be reviewed. These discussions will include review of significant reserves and unusual accruals, consideration of the suitability of accounting principles, review of contingencies and highly judgmental areas, discussion of audit adjustments, whether or not recorded, and such other inquiries as may be appropriate. If deemed appropriate after such review and discussion, recommend to the Board of Directors that the financial statements be included in the Corporation's annual report on Form 10-K.

          g. Reviewing and approving the Audit Committee Report required under SEC rules to be included in the Corporation's annual proxy statement.

          h. Reporting on Audit Committee activities to the Board of Directors.

          i. Reviewing and reassessing the adequacy of the Audit Committee Charter on an annual basis, with the charter approved by the Board of Directors.

          j. Performing such other duties as the Board of Directors may from time-to-time prescribe.

     While the Audit Committee has the responsibilities and duties set forth in this Charter, it is not the duty of the Audit Committee to plan or conduct audits or to determine that the Corporation's financial statements are complete, accurate and in accordance with generally accepted accounting principles. This is the responsibility of management and the outside auditor. Nor is it the duty of the Audit Committee to conduct investigations, to resolve disagreements, if any, between management and the outside auditor or to assure compliance with laws and regulations and the Corporation's policies.

5. MEETINGS

     The Audit Committee shall meet at least three times annually, or more frequently as circumstances dictate. The Audit Committee shall meet at least annually with management and the outside auditors in separate executive sessions to discuss any matters that the Committee, the outside auditors or management believe should be discussed privately.

                                                       (SCHWEITZER-MAUDUIT LOGO)

                           INVITATION TO STOCKHOLDERS

                         NOTICE OF 2001 ANNUAL MEETING

                                PROXY STATEMENT

                                     PROXY
                     SCHWEITZER-MAUDUIT INTERNATIONAL, INC.
                          100 NORTH POINT CENTER EAST
                                   SUITE 600
                         ALPHARETTA, GEORGIA 30022-8246

                               COMMON STOCK PROXY
                 SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
               FOR ANNUAL MEETING OF STOCKHOLDERS, APRIL 26, 2001

         The undersigned hereby appoints JOHN W. RUMELY, JR., PAUL C. ROBERTS and WAYNE L. GRUNEWALD, and each of them, proxies with full power of substitution, to represent and to vote as set forth herein all the shares of Common Stock of Schweitzer-Mauduit International, Inc. (the "Corporation") held of record by the undersigned on February 27, 2001, at the Annual Meeting of Stockholders of the Corporation, to be held at the Corporation's headquarters, 100 North Point Center East, Alpharetta, GA 30022 at 11:00 a.m. local time, on Thursday, April 26, 2001, and any adjournment thereof.

SEE REVERSE        CONTINUED AND TO BE SIGNED ON REVERSE SIDE        SEE REVERSE
   SIDE                                                                 SIDE

                        PLEASE DATE, SIGN AND MAIL YOUR
                      PROXY CARD BACK AS SOON AS POSSIBLE!

                         ANNUAL MEETING OF STOCKHOLDERS
                     SCHWEITZER-MAUDUIT INTERNATIONAL, INC.

                                 APRIL 26, 2001





                Please Detach and Mail in the Envelope Provided
--------------------------------------------------------------------------------

         PLEASE MARK YOUR
A  [X]   VOTES AS IN THIS
         EXAMPLE.

                                    MANAGEMENT RECOMMENDS A VOTE FOR ITEMS 1 AND 2.

                              WITHHELD
                  FOR ALL     FROM ALL
                  NOMINEES    NOMINEES                                                                       FOR   AGAINST   ABSTAIN
1. Election of                                                       2. Equity Participation Plan
   Class III        [ ]         [ ]      NOMINEES:                      To amend the Corporation's Equity    [ ]     [ ]       [ ]
   Directors                               (01)  Wayne H. Deitrich      Participation Plan.
                                           (02)  Leonard J. Kujawa
[ ]                                        (03)  Larry B. Stillman   3. In their discretion, the proxies are authorized to vote as
   --------------------------------------                               described in the Proxy Statement and upon such other
   FOR THE NOMINEES EXCEPT AS NOTED ABOVE                               business as may properly come before the meeting.

                                                                     THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER
                                                                     DIRECTED BY THE UNDERSIGNED STOCKHOLDER. IF NO DIRECTION IS
                                                                     MADE, THIS PROXY WILL BE VOTED "FOR" ITEMS 1 AND 2.

                                                                                     MARK HERE IF YOU PLAN TO ATTEND THE MEETING [ ]

                                                                                   MARK HERE FOR ADDRESS CHANGE AND NOTE AT LEFT [ ]

                                                                         PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY
                                                                         USING THE ENCLOSED ENVELOPE.

Signature:                                  Date:                   Signature:                                  Date:
          ---------------------------------      ---------------              ---------------------------------      ---------------
NOTE: Please sign exactly as name appears on Stock Certificate. If stock is held in the name of two or more persons, all must sign.
      When signing as attorney, executor, administrator, trustee, or guardian, please give full title as such. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by authorized person.

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